UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 4, 2008

America Service Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other jursidiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 373-3100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2008, America Service Group Inc. (the "Company") and its subsidiaries entered into a first amendment (the "Amendment") to its Second Amended and Restated Revolving Credit and Security Agreement (the "Credit Agreement"). The Amendment amends the Credit Agreement to allow the Company to repurchase shares of its common stock in any single transaction or series of transactions provided that the aggregate dollar amount of cash paid by the Company in connection therewith does not exceed $15,000,000. A copy of the Amendment is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.02.   Results of Operations and Financial Condition.

On March 4, 2008, the Company issued a press release announcing its operating results for the fourth quarter and year ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein in its entirety by this reference.

This information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

	10.1	Amendment No. 1 to Second Amended and Restated Revolving Credit and Security Agreement.

	99.1	Press Release dated March 4, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.

Date:	March 4, 2008	By:	/s/	Michael W. Taylor
Michael W. Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Second Amended and Restated Revolving Credit and Security Agreement.

99.1	Press release dated March 4, 2008.